*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on April 26, 2011.

CAPITAL CITY BANK GROUP, INC.

CAPITAL CITY BANK GROUP, INC.
ATTN: J. KIMBROUGH DAVIS
217 NORTH MONROE STREET
TALAHASSEE, FL 32301

Meeting Information

Meeting Type:	Annual Meeting

For holders as of:	March 7, 2011

Date: April 26, 2011	Time: 10:00 AM

Location:	Florida State University Turnbull Conference Center 555 West Pensacola Street Tallahassee, Florida

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

—— Before You Vote ——
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT FORM 10-K
How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 12, 2011 to facilitate timely delivery.

—— How To Vote ——
Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors
Nominees:

	01)	Thomas A. Barron
	02)	J. Everitt Drew
	03)	Lina S. Knox

The Board of Directors recommends you vote FOR the following proposal:

2.	Nonbinding approval of executive compensation.

The Board of Directors recommends you vote 3 years on the following proposal:

3.	Advisory vote on frequency of the nonbinding approval of executive compensation.

The Board of Directors recommends you vote FOR the following proposals:

4.	To approve the 2011 Director Stock Purchase Plan.

5.	To approve the 2011 Associate Stock Purchase Plan.

6.	To approve the 2011 Associate Incentive Plan.

7.	To ratify the appointment of Ernst & Young LLP as auditors of the Company for fiscal year ending December 31, 2011.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.